UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2006

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 9.01. Financial Statements and Exhibits

The following financial statements and pro forma financial information omitted from the Current Report on Form 8-K dated June 20, 2006 (June 15, 2006, date of earliest event reported) in reliance upon Item 9.01 (a) (4) and 9.01 (b) (2) of Form 8-K are filed herewith.

  Financial statements of business acquired

  Audited Financial Statements of Keurig, Incorporated as of and for the years ended December 31, 2005 and December 31, 2004 are incorporated by reference to the financial statements included in the Form 10K/A filed by the registrant on March 30, 2006.

  Interim Unaudited Financial Statements of Keurig, Incorporated dated March 31, 2006 and March 31, 2005.

     b.   Pro forma financial information

Pro Forma Condensed Consolidated Financial Statements of Green Mountain Coffee Roasters, Inc. (Unaudited):

  Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended September 24, 2005

  Pro Forma Condensed Consolidated Statement of Operations for the 40 weeks ended July 1, 2006

  Notes to Pro Forma Condensed Consolidated Financial Statements

Keurig, Inc.
Unaudited Financial Statements
Quarter Ended March 31, 2006 and 2005

Contents

Unaudited Financial Statements

Balance Sheets                                                                                                 1

Statements of Operations                                                                                  2

Statements of Redeemable Preferred Stock and Stockholders' Equity                3

Statements of Cash Flows                                                                                 4

Notes to Financial Statements                                                                            5

Keurig, Inc.
Balance Sheets
	March 31	Dec 31
	2006	2005
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$ 544,793	$ 1,278,939
Accounts receivable, net of allowances of $428,431 in 2006 and $480,742 in 2005	8,837,660	8,285,279
Inventories	6,610,187	6,140,520
Prepaid expenses and other assets	802,756	227,844
Total current assets	16,795,396	15,932,582

Equipment, net of accumulated depreciation and amortization	3,164,796	2,943,558
Restricted cash	87,254	86,654
Other assets, principally equipment deposits	274,795	274,795

	$ 20,322,241	$ 19,237,589
	========	========
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$ 9,167,869	$ 9,234,067
Total current liabilities	9,167,869	9,234,067

Series C Redeemable Convertible Preferred Stock at redemption value, $.01 par value; 1,550,000 shares authorized, issued and outstanding (liquidation preference of $6,844,365)

Series B Redeemable Convertible Preferred Stock at redemption value, $.01 par value; 500,000 shares authorized, issued and outstanding (liquidation preference of $3,705,577)

	25,959,887 10,309,423	23,722,815 9,511,974
Series A Convertible Preferred Stock, $.01 par value; 103,091 shares authorized and issued, including 42,749 treasury shares (liquidation preference of $292,641)	1,031	1,031
Common Stock, $.01 par value; 7,100,000 shares authorized; 3,412,422 shares in 2006 and 3,379,692 shares in 2005 issued and outstanding, including 1 treasury share	34,123	33,796
Additional paid-in capital	19,027,042	18,977,304
Accretion to redemption value on Series B and C Redeemable Convertible Preferred Stock	(29,277,328)	(26,242,807)
Accumulated deficit	(14,775,403)	(15,876,188)
Treasury stock, at cost	(124,403)	(124,403)

	$ 20,322,241	$ 19,237,589
	========	========

Keurig, Inc.
Statements of Operations
Unaudited

	Quarter Ended March 31
	2006	2005
Revenues:
Product revenue	$11,493,043	$8,561,440
Royalty income	6,223,153	4,559,541
	17,716,196	13,120,981
Costs and expenses:
Cost of product revenue	8,110,188	6,230,008
Cost of royalty income	99,448	51,633
Research and development	1,057,734	1,160,024
Selling, general and administrative	7,348,194	4,970,155
	16,615,564	12,411,820

Income from operations	1,100,632	709,161

Other income (expense):
Interest income	1,693	4,903
Interest expense	(13,579)	-
Other	12,039	12,039

Net income	$ 1,100,785	$726,103
	========	=======

Keurig, Inc.
Statements of Redeemable Preferred Stock and Stockholders' Equity
 Unaudited

			Series B Redeemable		Series C Redeemable				Additional	Accretion to Redemption Value on Series B and C
	Series A Convertible		Convertible		Convertible					Redeemable
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Preferred	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Stock	Total

Balance at December 31, 2005	103,091	$1,031	500,000	$9,511,974	1,550,000	$23,722,815	3,379,692	$33,796	$18,977,304	$(26,242,807)	$(15,876,188)	$(124,403)	$10,003,522
Exercise of stock options	-	-	-	-	-	-	32,730	327	49,738	-	-	-	50,065
Accretion (decretion) to redemption value on Series B and C Redeemable Convertible Preferred Stock	-	-	-	797,449	-	2,237,072	-	-	-	(3,034,521)	-	-	-
Net income	-	-	-	-	-	-	-	-	-	-	1,100,785	-	1,100,785
Balance at March 31, 2006	103,091	$1,031	500,000	$10,309,423	1,550,000	$25,959,887	3,412,422	$34,123	$19,027,042	$ (29,277,328)	$ (14,775,403)	$ (124,403)	$11,154,372
	======	=====	======	=======	======	=======	======	=====	=======	========	=======	======	=======

Keurig, Inc.
Statements of Cash Flows
 Unaudited
	Quarter Ended March 31
	2006	2005
Operating activities
Net income	$ 1,100,785	$726,103
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	268,940	298,557
Changes in operating assets and liabilities:
Accounts receivable	(552,381)	(1,411,969)
Inventories	(469,667)	(581,858)
Prepaid expenses and other assets	(575,513)	(39,771)
Accounts payable and accrued expenses	(66,197)	364,606
Other liabilities	-	(12,039)
Net cash (used) by operating activities	(294,033)	(656,371)

Investing activity
Purchase of equipment	(490,178)	(520,433)
Net cash used in investing activity	(490,178)	(520,433)

Financing activities
Proceeds from exercise of stock options and warrants	50,065	-
Net cash provided by financing activities	50,065	-

(Decrease) in cash and cash equivalents	(734,146)	(1,176,804)
Cash and cash equivalents at beginning of year	1,278,939	3,863,962

Cash and cash equivalents at end of quarter	$ 544,793	$ 2,687,158
	=======	========

Keurig, Inc.
Notes to Condensed Consolidated Financial Statements (Unaudited)
March 31, 2006

Note A -- Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending September 30, 2006.

Note B -- Inventories

Inventories, consisting of finished goods comprised of coffee brewers and related parts and accessories, and portion-packs, are valued at the lower of cost (first-in, first-out method) or market.

Note C -- Preferred Stock

Each share of Series A, B and C Preferred Stock is convertible, at the option of the holder, into shares of Common Stock at the conversion ratio then in effect. The conversion ratio at March 31, 2006 is one common share for each share of Series A and C Preferred Stock and 1.07558 for each share of Series B Preferred Stock. If the Company issues or sells future securities for consideration per share less than the then-existing conversion price per share of Series B and C Preferred Stock and the holder of the stock fails to purchase the portion to which they are entitled, then the percentage of shares held by such holder equal to the percentage amount by which such holder shall have failed to purchase these future securities shall automatically be converted into shares of Common Stock at the then-effective conversion ratio.

The holders of the Preferred Stock shall participate in any dividend or distribution declared or paid on the Common Stock on the basis of the numbers of shares of Common Stock into which the Preferred shares are convertible. A cumulative dividend on the Series B and C Preferred Stock accrues at a rate of 6% per share per annum. These dividends are payable, as determined by the Board of Directors, upon sale, liquidation or winding-up of the Company, or upon redemption of the Series B and C Preferred Stock. Accrued and unpaid dividends on the Series B and C Preferred Stock shall be paid prior to the payment of dividends on the Common Stock or any other Preferred Stock.

The holders of Series C Preferred Stock shall be entitled, before payment to holders of any other equity securities of the Company, to an amount equal in value to the aggregate liquidation value of shares of Series C Preferred Stock then outstanding. Any amounts remaining after payment of the liquidation value of shares of Series C Preferred Stock, up to an amount equal in value to the aggregate liquidation value of shares of Series B Preferred Stock then outstanding, will be distributed to the holders of Series B Preferred Stock. Any amounts remaining after payment of the liquidation value of shares of Series B Preferred Stock, up to an amount equal in value to the aggregate liquidation value of shares of Series A Preferred Stock then outstanding, will be distributed to the holders of Series A Preferred Stock. Any amounts remaining after payment of all such preferential amounts will be distributed to the holders of Series A, B and C Preferred Stock and Common Stock on a pro rata basis.

The holders of not less than 25% of the Series B and C Preferred Stock may redeem all or a portion not less than one-third of their initial holdings beginning at the redemption date and extending until the time of a public offering. Upon redemption, the holders will receive the liquidation value of their Series B and C Preferred Stock, plus any unpaid accrued dividends plus an amount equal to the valuation of the Company less the total liquidation value of all the Preferred Stock multiplied by the percentage of Common Stock represented by the Series B and C Preferred Stock on an as-if-converted basis to the number of fully diluted shares of Common Stock outstanding (Redemption Value). The carrying value of the Series B and C Preferred Stock is being accreted to the Redemption Value ratably through the respective earliest redemption date, which dates were amended in 2002 to February 4, 2007.

Each share of Preferred Stock shall be entitled to exercise the number of votes equal to the number of shares of Common Stock into which it is convertible on the appropriate record date.

Note D --Warranty Obligations

The Company provides for the estimated cost of product warranties, primarily using historical information and repair or replacement costs, at the time product revenue is recognized. The changes in the carrying amount of product warranties for the quarter ended March 31, 2006 is as follows:

March 31, 2006

Balance at beginning of year	$ 494,000
Provision charged to income	265,479
Usage	(325,507)

Balance at end of quarter	$ 433,972
=======

Note E -- Stock-Based Compensation

The company has adopted Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces "Accounting for Stock-Based Compensation," ("SFAS 123") and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" effective January 1, 2006. The company has adopted the prospective transition method which requires that compensation cost be recorded, as earned, for all unvested stock options and restricted stock outstanding at the beginning of the first quarter of adoption of SFAS 123R.

In the three months ended March 31, 2006, the company recorded pre-tax share-based compensation for options of $25,000 which is included in our income before income tax for the period.

Green Mountain Coffee Roasters, Inc.
Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

On June 15, 2006, Green Mountain Coffee Roasters (the "Company") completed the acquisition of Keurig, Incorporated ("Keurig") for a total consideration of approximately $104.3 million (not including transactional expenses) pursuant to the terms of an Agreement and Plan of Merger dated May 2, 2006 between the Company, Karma Merger Sub, Inc., Keurig, and a representative of the security holders of Keurig. Prior to June 15, 2006, the Company owned 33.2% of Keurig on a fully diluted basis and accounted for its investment in Keurig using the equity method of accounting. With the completion of the merger, Keurig became a wholly-owned subsidiary of the Company.

Total net cash disbursement associated with the Merger is estimated at $100.9 million and includes, net of $1.1 million in acquired cash, $99.5 million in cash payments to the Keurig shareholders (other than the Company) and direct acquisition costs of approximately $2.5 million. The preliminary allocation of the purchase price based on fair value of the acquired assets less liabilities assumed is as follows (in thousands):

        Net Assets Acquired:
        Inventory and other current assets                $6,400
        Fixed assets and other net long term assets    3,700
        Intangible assets                                          37,800
        Goodwill                                                     72,900
        Net deferred tax liabilities                           (14,400)
        GMCR's 2002 equity investment in Keurig   (5,500)

        Total                                                       $100,900

For additional information regarding the assumptions underlying the preliminary allocation of the purchase price, please see the information contained in Notes A-P to to the proforma financial statements.

On June 15, 2006, the Company entered into a new Revolving Credit Agreement (the "Credit Facility") with Bank of America, N.A. and other lenders. This facility was utilized to finance the merger and associated transaction expenses, as well as to refinance the Company's existing outstanding indebtedness. The new credit facility provides for a revolving line of credit in the amount of $125 million and expires on June 15, 2011. At July 1, 2006, $100 million was outstanding under the facility. The Borrowings under the Credit Facility bear interest at prime, LIBOR and Banker's Acceptance rates, plus a margin based on a performance price structure.

The following unaudited pro forma combined condensed statements of operations for the fiscal year ended September 24, 2005 and for the forty weeks ended July 1, 2006, ("statements of operations") have been prepared assuming the acquisition occurred as of the beginning of the periods presented. The purpose of this pro forma financial information is to demonstrate how the combined statements of operations of these businesses might have appeared if the merger had been completed at the beginning of the periods presented. These pro forma combined condensed financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

The preliminary purchase price allocation described above and reflected in the unaudited pro forma combined condensed financial statements has been prepared utilizing an independent valuation analysis of certain intangible assets of Keurig. The preliminary purchase price and its preliminary allocation could materially change as a result of changes in the estimates and assumptions used in determining certain acquisition related accruals and in the determination of the fair value of the acquired assets.

No pro forma balance sheet is included in this filing as the Company's consolidated balance sheet as of July 1, 2006 presented in its Quarterly Report on Form 10-Q gives effect to the merger.

This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated June 20, 2006, the previously filed historical consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the fiscal year ended September 24, 2005, as amended, and in its Quarterly Report on Form 10-Q for the quarter ended July 1, 2006.

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Pro Forma Condensed Consolidated Statement of Operations
(Dollars in thousands except per share data)
Unaudited

	Year ended September 24, 2005
	GMCR	Keurig	Pro Forma Adjustments		Pro Forma
Net sales	$ 161,536	$ 52,494	(14,742)	(A)	$ 199,288

Cost of sales	104,561	27,310	(14,250)	(B)	117,621

Gross profit	56,975	25,184	(492)		81,667

Selling, general and administrative expenses	41,071	25,364	5,174	(C)	71,609

Operating income	15,904	(180)	(5,666)		10,058

Other income & interest expense	(335)	183	(5,819)	(D)	(5,971)

Income before income taxes	15,569	3	(11,485)		4,087

Income tax expense	(6,121)	-	4,515	(E)	(1,606)

Income before equity in losses of Keurig, Incorporated, net of tax benefit	9,448	3	(6,969)		2,482

Equity in losses of Keurig, Incorporated, net of tax benefit	(492)	-	492	(F)	-

Net income	$ 8,956	$ 3	(6,477)		$ 2,482
	======	======	======		======
Basic income per share:
Weighted average shares outstanding	7,192,431				7,192,431
Net income	$ 1.25				$ 0.35

Diluted income per share:
Weighted average shares outstanding	7,666,832		91,020	(G)	7,757,852
Net income	$ 1.17				$ 0.32

GREEN MOUNTAIN COFFEE ROASTERS, INC.
Pro Forma Condensed Consolidated Statements of Operations
(Dollars in thousands except per share data)
Unaudited

	40 weeks ended July 1, 2006
	GMCR (H)	Keurig (I)	Pro Forma Adjustments		Pro Forma
Net sales	$ 158,448	$ 51,704	(14,824)	(J)	$ 195,328

Cost of sales	101,565	25,837	(14,385)	(K)	113,017

Gross profit	56,883	25,867	(439)		82,311

Selling, general and administrative expenses	43,190	24,617	4,906	(L)	72,713

Operating income	13,693	1,250	(5,345)		9,598

Other income & interest expense	(219)	(105)	(4,252)	(M)	(4,576)

Income before income taxes	13,474	1,145	(9,597)		5,022

Income tax expense	(5,602)	-	3,653	(N)	(1,949)

Income before equity in losses of Keurig, Incorporated, net of tax benefit	7,872	1,145	(5,943)		3,074

Equity in losses of Keurig, Incorporated, net of tax benefit	(963)	-	963	(O)	-

Net income	$ 6,909	$ 1,145	(4,980)		$ 3,074
	======	======	======		======
Basic income per share:
Weighted average shares outstanding	7,493,161				7,493,161
Net income	$ 0.92				$ 0.41

Diluted income per share:
Weighted average shares outstanding	7,900,045		30,945	(P)	7,930,990
Net income	$ 0.87				$ 0.39

Green Mountain Coffee Roasters, Inc.
Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements
  Reflects the elimination of intercompany sales of coffee products and brewer equipment, as well as the elimination of royalties incurred by the Company ("GMCR") under its license agreement with Keurig.
  Reflects the elimination of intercompany sales. In addition, reflects $492,000 of amortization of the step-up to fair value of the inventory acquired. The valuation of the inventory is preliminary and subject to changes.
  Reflects pro forma amortization of identifiable intangible assets purchased over an estimated life ranging from 7 to 10 years. The fair value of the intangible assets acquired is estimated at $40.4 million, based on an independent valuation analysis. This valuation is preliminary and subject to changes as more facts become known.
  Reflects pro forma interest expense for additional funds borrowed to consummate the acquisition at interest rates consistent with the Company's average LIBOR interest rate paid on its Bank of America credit facility during 2005.
  The tax benefit of the pro forma adjustments is calculated to reflect the Company's effective tax rate for the period presented.
  This adjustment represents the elimination of the earnings related to the Company's original investment in Keurig, as accounted for under the equity method of accounting used by the Company prior to the acquisition of the Keurig interests it did not already own.
  Reflects the dilution from stock options issued to Keurig employees in conjunction with the acquisition.
  Includes two weeks of fully consolidated results with Keurig.
  Represents Keurig's results from operations for the eight and a half months ended on June 15, 2006, the acquisition date.
  The adjustment reflects the elimination of intercompany sales of coffee products and brewer equipment, as well as the elimination of royalties incurred by the Company under its license agreement with Keurig.
  Reflects the elimination of intercompany sales. In addition, reflects $439,000 of amortization of the step-up to fair value of the inventory acquired. The valuation of the inventory is preliminary and subject to changes.
  Reflects pro forma amortization of identifiable intangible assets acquired (see note C) plus stock compensation expense recognized under FAS 123R for stock options issued to Keurig employees in conjunction with the acquisition.
  Reflects pro forma interest expense for additional funds borrowed to consummate the acquisition at interest rates consistent with the Company's average LIBOR interest rate paid on its Bank of America credit facility during 2006 prior to the acquisition.
  The tax benefit of the pro forma adjustments is calculated to reflect the Company's effective tax rate for the period presented.
  This adjustment represents the elimination of the earnings related to the Company's original investment in Keurig, as accounted for under the equity method of accounting used by the Company prior to the acquisition of the Keurig interests it did not already own.
  Reflects the dilution from stock options issued to Keurig employees in conjunction with the acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke

Frances G. Rathke
Chief Financial Officer

Date: August 29, 2006

EXHIBIT INDEX

No.	Description
EX - 23	Consent of Ernst & Young LLP